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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS


             We consent to the incorporation by reference in the Registration Statement on Form S-3 (the "Registration Statement") and related Prospectus (the "Prospectus") of Witco Corporation filed with the Securities and Exchange Commission on the date hereof of our report dated August 27, 1993, with respect to the combined statements of income and cash flows of the Worldwide Silicone Business of Union Carbide Corporation (the "Predecessor Company") for the six-month period ended June 30, 1993, and the year ended December 31, 1992, and the related financial schedule II, which report appears in the 1994 Annual Report on Form 10-K of OSi Specialties Holding Company and we consent to the reference to our Firm under the heading "Experts" in the Registration Statement and the Prospectus.

             As discussed in our report, in 1992 the Predecessor Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions", and SFAS No. 109, "Accounting for Income Taxes".


                             KPMG PEAT MARWICK LLP

December 20, 1995






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